EXHIBIT 10.3

                                 FIRST AMENDMENT
                                      TO
                          SAVE PROGRAM FOR EMPLOYEES
                           OF VISKASE COMPANIES, INC.

                          January 1, 2000 Restatement

     The Save Program for Employees of Viskase Companies, Inc., established effective January 31, 1991, as amended and restated effective January 1, 2000, is hereby further amended, effective as of April 1, 2004, in the following respects:

          1.     Section 1.1 of the Plan is amended by adding the following definition, to provide as follows:

   A "Company Fixed Contribution" means any Employer Contribution made to the Plan as provided in Article VI, other than Matching Contributions and Qualified Nonelective Contributions.


          2. Section 2.2 of the Plan is added (and existing sections renumbered accordingly), to provide as follows:

   2.2      Crediting of Hours of Service
   A person shall be credited with an Hour of Service for each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or any Related Company. Except as otherwise specifically provided with respect to Predecessor Employers, Hours of Service shall not be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Company.

          3.     Section 6.1 of the Plan is amended to provide as follows:

   6.1     Contribution Period

   The Contribution Periods for Employer Contributions shall be as follows:
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   (a)  The Contribution Period for Matching Contributions under the Plan is each payroll period.

   (b) The Contribution Period for Qualified Nonelective Contributions under the Plan is each Plan Year.

   (c) The Contribution Period for Company Fixed Contributions under the Plan is each pay period.

          4. A new Section 6.3 is added to Article VI of the Plan (and existing sections renumbered accordingly), to provide as follows:

   6.3     Amount and Allocation of Company Fixed Contributions
   Each Employer shall make a Company Fixed Contribution to the Plan for the Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Company Fixed Contributions described in this Article and who (i) is hired by an Employer on or after April 1, 2004 or (ii) was hired by an Employer before April 1, 2004 and who has less than one year of service or has not attained age 21 as of April 1, 2004. Loudon Union employees are no eligible to receive this contribution. The amount of such Company Fixed Contribution shall be equal to three percent of the Compensation paid to such Eligible Employee for the Contribution Period.

          5. Section 6.10 (formerly Section 6.9) of the Plan is amended to provide as follows:

   6.10     Allocation Requirements for Employer Contributions

   A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Company Fixed Contributions for such Contribution Period.

   A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Matching
   Contributions for such Contribution Period.

   A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Qualified Nonelective Contributions for such Contribution Period.

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          6.     Section 6.11 (formerly Section 6.10) of the Plan is amended to provide as follows:

   6.11     Vesting of Employer Contributions

   A Participant's vested interest in his Qualified Nonelective and Qualified Matching Contributions Sub-Accounts shall be at all times 100 percent.

   A Participant's vested interest in his Company Fixed and Regular Matching Contributions Sub-Accounts shall be zero percent until the Participant has completed three years of Vesting Service at which time his vested interest in his Company Fixed and Regular Matching Contributions Sub-Accounts shall be 100 percent.

   Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, the date he becomes Disabled, the date he dies, or the date he is terminated by the company for reasons other than cause his vested interest in his Company Fixed and Regular Matching Contributions Sub-Accounts shall be 100 percent.

          7.     Section 7.13 of the Plan is amended to provide as follows:

   7.13     Code Section 415 Limitations on Crediting of Contributions and
            Forfeitures

   Notwithstanding any other provision of the Plan to the contrary, the "annual addition" with respect to a Participant for a "limitation year" shall in no event exceed the lesser of (i) $30,000 (adjusted as provided in Code Section 415(d)) or (ii) 25 percent of the Participant's compensation, as defined in Code Section 415(c)(3) and regulations issued thereunder, for the "limitation year"; provided, however, that the limit in clause (i) shall be pro-rated for any short "limitation year". If the "annual addition" to the Account of a Participant in any "limitation year" would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made to the Participant's Account to the extent necessary in the following order:

          After-Tax Contributions made by the Participant for the "limitation year" that have not been matched, if any, shall be reduced.

          After-Tax Contributions made by the Participant for the "limitation year" that have been matched, if any, and the Matching
          Contributions attributable thereto shall be reduced pro rata.

          Tax-Deferred Contributions made on behalf of the Participant for the "limitation year" that have not been matched, if any, shall be reduced.

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          Tax-Deferred Contributions made on behalf of the Participant for the "limitation year" that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.

          Company Fixed Contributions otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

          Forfeitures otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

          Qualified Nonelective Contributions otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

   The amount of any reduction of Tax-Deferred or After-Tax Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the "limitation year".

   Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the "limitation year" and shall be applied against the Employer's contribution obligation for the next following "limitation year" (and succeeding "limitation years", as necessary). If a suspense account is in existence at any time during a "limitation year", all amounts in the suspense account must be applied against the Employer's contribution obligation before any further contributions that would constitute "annual additions" may be made to the Plan. No suspense account established hereunder shall share in any increase or decrease in the net worth of the Trust.

   For purposes of this Article, excesses shall result only from the allocation f forfeitures, a reasonable error in estimating a Participant's annual compensation (as defined in Code Section 415(c)(3) and regulations issued thereunder), a reasonable error in determining the amount of "elective contributions" that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.

          8.  Section 14.3 of the Plan is amended to provide as follows:

   14.3     Treatment of Forfeited Amounts

   Whenever the non-vested balance of a Participant's Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture shall be disposed of as follows:

   (a) The portion of such forfeiture that is attributable to Company Fixed Contributions, if any, shall be allocated among the Accounts of Participants who are Eligible Employees during the Plan Year in which the forfeiture is being allocated, are employed by the Employer for which the Participant whose

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          Account is being forfeited last performed services, and have met the allocation requirements for Company Fixed Contributions described in Article VI. Any forfeited amounts shall be allocated in the ratio which an eligible Participant's Compensation for the Plan Year from the Employer for which the Participant whose Account is being forfeited last performed services bears to the aggregate of such Compensation for all such eligible Participants. Forfeitures credited to a Participant's Account hereunder shall be credited to his Company Fixed Contributions Sub-Account. A Participant's vested interest in amounts attributable to forfeitures allocated to his Company Fixed Contributions Sub-Account shall be determined under the vesting schedule otherwise applicable to such Sub-Account pursuant to Article VI.
   (b) The portion of such forfeiture that is attributable to Matching Contributions, if any, shall be allocated among the Accounts of Participants who are Eligible Employees during the Plan Year in which the forfeiture is being allocated, are employed by the Employer for which the Participant whose Account is being forfeited last performed services, and have met the allocation requirements for Matching Contributions for such Plan Year. Any forfeited amounts shall be allocated in the ratio which an eligible Participant's Compensation for the Plan Year from the Employer for which the Participant whose Account is being forfeited last performed services bears to the aggregate of such Compensation for all such eligible Participants. Forfeitures credited to a Participant's Account hereunder shall be credited to his Matching Contributions Sub-Account. A Participant's vested interest in amounts attributable to forfeitures allocated to his Matching Contributions Sub-Account shall be determined under the vesting schedule otherwise applicable to such Sub-Account pursuant to
          Article VI.

          9.     Section 22.3 of the Plan is amended to provide as follows:

   22.3     Minimum Employer Contribution

   If the Plan is determined to be a "top-heavy plan" for a Plan Year, the Employer Contributions, other than Matching Contributions, and forfeitures, other than forfeitures attributable to Matching Contributions, allocated to the Account of each "non-key employee" who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his "compensation" or (ii) the largest percentage of "compensation" that is allocated as an Employer Contribution and/or Tax-Deferred Contribution for such Plan Year to the Account of any "key employee"; except that, in the event the Plan is part of a "required aggregation group", and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions and forfeitures, other than forfeitures attributable to Matching Contributions, to each such "non-key employee" shall be three percent of the "compensation" of such "non-key employee". In lieu of the minimum allocation described in the preceding sentence, the Employer

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   Contributions and forfeitures, other than forfeitures attributable to
   Matching Contributions, allocated to the Account of each "non-key employee" who is employed by an Employer or a Related Company on the last day of a top-heavy Plan Year and who is also covered under a top-heavy defined benefit plan maintained by an Employer or a Related Company will be no less than five percent of his "compensation". Any minimum allocation to a "non-key employee" required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of "compensation", or whether he declined to make elective or mandatory contributions.

   Employer Contributions allocated to a Participant's Account in accordance with this Section shall be considered "annual additions" under Article VII for the "limitation year" for which they are made and shall be separately accounted for. Employer Contributions allocated to a Participant's Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election.

                                              *    *    *
     EXECUTED at __________________, _________ this _______ day of
 ______________________________, _____________.


                                 VISKASE COMPANIES, INC.

                                 By:______________________________________


                                  Title:_______________________________